Exhibit 99.8

FOR IMMEDIATE RELEASE
October 23, 2008

For further information contact:
Randall H. Riley
Vice President, Investor Relations
(512) 837-7100
PR@citizensinc.com

CITIZENS, INC. TO RELEASE EARNINGS THURSDAY, NOVEMBER 6, 2008

AND HOST CONFERENCE CALL FRIDAY, NOVEMBER 7, 2008

AT 10 A.M. CST

AUSTIN, Texas (October 23, 2008) – Citizens, Inc. (NYSE: CIA) announced today that it will release its third quarter 2008 earnings on Thursday, November 6, 2008.

Following this release, Citizens, Inc. will host a conference call to discuss its third quarter 2008 operating results at 10 a.m. Central Standard Time on Friday, November 7, 2008. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Tom Kopetic, Chief Financial Officer and other members of the Citizens, Inc. management team. Citizens, Inc. intends to file its Form 10-Q dated September 30, 2008 on Monday, November 10, 2008 with the U.S. Securities and Exchange Commission.

To participate in the Citizens, Inc. conference call, please dial (888) 742-8686 and when prompted enter confirmation code #8442219. It is recommended you dial in 3-5 minutes before the call is scheduled to begin.